Exhibit 99.1

Agilent Technologies Reports Fourth-Quarter Fiscal Year 2018 Financial Results

Agilent delivers outstanding quarter wrapping up an excellent 2018

Highlights:

Fourth Quarter

•	Q4 revenue of $1.29 billion, representing growth of 9 percent with core revenue growth of 9 percent(1)

•	Q4 GAAP net income of $195 million, or $0.61 per share

•	Q4 non-GAAP net income of $262 million, or $0.81 per share(2), an increase of 21 percent from 2017

•	Board authorizes new $1.75 billion share repurchase program

Full Year

•	Full year revenue of $4.91 billion, representing 10 percent growth and core growth of 7 percent(1)

•	Full year GAAP net income of $316 million, or $0.97 per share

•	Full year non-GAAP net income of $907 million, or $2.79 per share(2), an increase of 18 percent from 2017

Outlook

•
Fiscal year 2019 revenue guidance of $5.13 billion to $5.17 billion, representing growth of 4.4 to 5.2 percent and core growth of 5.0 to 5.5 percent(1). Non-GAAP earnings guidance of $3.00 to $3.05 per share(3)

•
First-quarter fiscal year 2019 revenue guidance of $1.265 billion to $1.280 billion, representing growth of 4.4 to 5.7 percent and core revenue growth of 4.5 to 5.5 percent(1). Non-GAAP earnings guidance of $0.71 to $0.73 per share(3)

SANTA CLARA, Calif., November 19, 2018

Agilent Technologies, Inc. (NYSE: A) today reported revenue of $1.29 billion for the fourth-quarter ended October 31, 2018, up 9 percent year over year (up 9 percent on a core basis(1)).

Fourth-quarter GAAP net income was $195 million, or $0.61 per share. Last year’s fourth-quarter GAAP net income was $177 million, or $0.54 per share.

“The Agilent team delivered an outstanding quarter to wrap up the fiscal year with revenues and earnings per share ahead of expectations,” said Mike McMullen, Agilent CEO and President. “Our performance this quarter caps off an excellent 2018 as we achieved our highest annual core growth rate and profitability since becoming a stand-alone life sciences company in 2014.”

“During the quarter we continued our investment in growth introducing new and differentiated products and services,” continued McMullen. “We leveraged our strong balance sheet

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completing several acquisitions to further strengthen our portfolio. We also returned over $600 million to shareholders through stock buybacks and dividends this year.

“We enter fiscal 2019 with momentum. Our focus remains on executing our shareholder value creation model to deliver superior earnings growth.”

Financial Highlights

Life Sciences and Applied Markets Group

Fourth-quarter revenue of $597 million from Agilent’s Life Sciences and Applied Markets Group (LSAG) grew 8 percent year over year (up 9 percent on a core basis(1)), with broad-based strength across major end markets, platforms and regions. LSAG’s operating margin for the quarter was 25.9 percent. Full-year revenue of $2.3 billion grew 9 percent year over year (up 7 percent on a core basis(1)). LSAG’s operating margin for the year was 24.1 percent.

Agilent CrossLab Group

Fourth-quarter revenue of $441 million from Agilent CrossLab Group (ACG) grew 9 percent year over year (up 9 percent on a core basis(1)). Demand was excellent across both services and consumables. ACG’s operating margin for the quarter was 24.7 percent. Full-year revenue of $1.7 billion grew 11 percent year over year (up 8 percent on a core basis(1)). ACG’s operating margin for the year was 23.3 percent.

Diagnostics and Genomics Group

Fourth-quarter revenue of $256 million from Agilent’s Diagnostics and Genomics Group (DGG) grew 9 percent year over year (up 5 percent on a core basis(1)) led by pharma growth and strong demand for genomics and NASD products. DGG’s operating margin for the quarter was 23.3 percent. Full-year revenue of $943 million grew 10 percent year over year (up 5 percent on a core basis(1)). DGG’s operating margin for the year was 18.9 percent.

2019 First Quarter and Full Year Outlook

For fiscal year 2019, Agilent expects revenue of $5.13 billion to $5.17 billion, representing growth of 4.4 to 5.2 percent and core growth of 5.0 to 5.5 percent(1). Full-year 2019 non-GAAP earnings of $3.00 to $3.05 per share(3). The guidance is based on October 31, 2018 currency exchange rates.

Agilent expects first-quarter 2019 revenue in the range of $1.265 billion to $1.280 billion, representing growth of 4.4 to 5.7 percent and core revenue growth of 4.5 to 5.5 percent(1). First-quarter 2019 non-GAAP earnings are expected to be in the range of $0.71 to $0.73 per share(3).

New Share Repurchase Program

Agilent’s Board of Directors approved a new share repurchase program authorizing the purchase of up to $1.75 billion of common stock. The 2018 share repurchase program commences on November 21, 2018, replacing the previous program.

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The number of shares to be repurchased and the timing of any repurchases will depend on factors such as the share price, economic and market conditions, and corporate and regulatory requirements. The share repurchase program may be suspended, amended or discontinued at any time.

Conference Call

Agilent’s management will present more details about its fourth-quarter FY2018 financial results on a conference call with investors today at 1:30 p.m. (Pacific Time). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q4 2018 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.

Additional information regarding financial results can be found at www.investor.agilent.com by selecting “Financial Results” in the “Financial Information” section.

In addition, a telephone replay of the conference call will be available at approximately November 19, 2018 at 4:30 p.m. (Pacific Time) after the call and through November 26 by dialing +1 855-859-2056 (or +1 404-537-3406 from outside the United States) and entering pass code 6519506.

About Agilent Technologies
Agilent Technologies Inc. (NYSE: A) is a global leader in life sciences, diagnostics and applied chemical markets. With more than 50 years of insight and innovation, Agilent instruments, software, services, solutions and people provide trusted answers to its customers’ most challenging questions. The company generated revenues of $4.91 billion in fiscal 2018 and employs 14,500 people worldwide. Information about Agilent is available at www.agilent.com.

Forward-Looking Statements
This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenue, earnings and profitability; planned new products; market trends; the future demand for the company’s products and services; customer expectations; information regarding the company’s share repurchase programs, and revenue and non-GAAP earnings guidance for the first quarter and full fiscal year 2019. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that we are not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop

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products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2018. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1)Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. A reconciliation between Q4 FY18 and full fiscal year 2018 GAAP revenue and core revenue is set forth on pages 6 and 7 of the attached tables along with additional information regarding the use of this non-GAAP measure. Core revenue growth rate as projected for Q1 FY19 and full fiscal year 2019 excludes the impact of currency, acquisitions and divestitures within the past 12 months. Most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided for the projection.

(2)Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of non-cash asset impairments and intangibles amortization, business exit and divestiture costs, transformational initiatives, acquisition and integration costs, pension settlement gain, gain on step acquisition of Lasergen, Nucleic Acid Solutions Division (“NASD”) site costs and special compliance costs. We also exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(3)Non-GAAP earnings per share as projected for Q1 FY19 and full fiscal year 2019 excludes primarily the impacts of non-cash asset impairments and intangibles amortization, business exit and divestiture costs, transformational initiatives, acquisition and integration costs, pension settlement gain, Nucleic Acid Solutions Division (“NASD”) site costs and special compliance costs. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability, including the impact of U.S. Tax Cuts and Jobs Act (Tax Reform). Most of these excluded amounts that pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $26 million per quarter.

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NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

INVESTOR CONTACT:

Alicia Rodriguez
+1 408 345 8948
alicia_rodriguez@agilent.com

EDITORIAL CONTACT:

Stefanie Notaney
+1 408 345 8955
stefanie.notaney@agilent.com

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended		Years Ended
	October 31,		October 31,
	2018	2017	2018	2017

Net revenue	$1,294	$1,189	$4,914	$4,472

Costs and expenses:
Cost of products and services	585	542	2,227	2,063
Research and development	104	89	385	339
Selling, general and administrative	356	325	1,374	1,229
Total costs and expenses	1,045	956	3,986	3,631

Income from operations	249	233	928	841

Interest income	10	7	38	22
Interest expense	(18)	(20)	(75)	(79)
Other income (expense), net	3	6	55	19

Income before taxes	244	226	946	803

Provision for income taxes	49	49	630	119

Net income	$195	$177	$316	$684

Net income per share:
Basic	$0.61	$0.55	$0.98	$2.12
Diluted	$0.61	$0.54	$0.97	$2.10

Weighted average shares used in computing net income per share:
Basic	319	322	321	322
Diluted	322	326	325	326

Cash dividends declared per common share	$0.149	$0.132	$0.596	$0.528

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	October 31, 2018	October 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$2,247	$2,678
Accounts receivable, net	776	724
Inventory	638	575
Other current assets	187	192
Total current assets	3,848	4,169

Property, plant and equipment, net	822	757
Goodwill and other intangible assets, net	3,464	2,968
Long-term investments	68	138
Other assets	339	394
Total assets	$8,541	$8,426

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$340	$305
Employee compensation and benefits	304	276
Deferred revenue	324	291
Short-term debt	—	210
Other accrued liabilities	203	181
Total current liabilities	1,171	1,263

Long-term debt	1,799	1,801
Retirement and post-retirement benefits	239	234
Other long-term liabilities	761	293
Total liabilities	3,970	3,591

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 318 million shares at October 31, 2018 and 322 million shares at October 31, 2017, issued	3	3
Additional paid-in-capital	5,308	5,300
Accumulated deficit	(336)	(126)
Accumulated other comprehensive loss	(408)	(346)
Total stockholders' equity	4,567	4,831
Non-controlling interest	4	4
Total equity	4,571	4,835
Total liabilities and equity	$8,541	$8,426

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Years Ended
	October 31,
	2018	2017
Cash flows from operating activities:
Net income	$316	$684
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	210	212
Share-based compensation	70	60
Excess and obsolete inventory related charges	26	24
Gain on step acquisition of Lasergen	(20)	—
Asset impairment charges	21	—
Other non-cash expenses, net	9	7
Changes in assets and liabilities:
Accounts receivable, net	(65)	(81)
Inventory	(83)	(61)
Accounts payable	40	2
Employee compensation and benefits	31	38
Change in assets and liabilities due to Tax Act	552	—
Other assets and liabilities	(20)	4
Net cash provided by operating activities (a)	1,087	889

Cash flows from investing activities:
Investments in property, plant and equipment	(177)	(176)
Proceeds from sale of property, plant and equipment	1	—
Payment to acquire cost method investments	(11)	(1)
Proceeds from divestitures	—	2
Change in restricted cash and cash equivalents, net	1	(1)
Payment in exchange for convertible note	(2)	(1)
Acquisition of businesses and intangible assets, net of cash acquired	(516)	(128)
Net cash used in investing activities	(704)	(305)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	56	66
Payment of taxes related to net share settlement of equity awards	(30)	(14)
Payment of dividends	(191)	(170)
Proceeds from revolving credit facility	483	400
Repayment of debt and revolving credit facility	(693)	(290)
Treasury stock repurchases	(422)	(194)
Net cash used in financing activities	(797)	(202)

Effect of exchange rate movements	(17)	7

Net increase (decrease) in cash and cash equivalents	(431)	389

Cash and cash equivalents at beginning of period	2,678	2,289
Cash and cash equivalents at end of period	$2,247	$2,678

(a) Cash payments included in operating activities:
Income tax payments (refunds), net	$102	$63
Interest payments	$80	$82

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Years Ended
	October 31,				October 31,
	2018	Diluted EPS	2017	Diluted EPS	2018	Diluted EPS	2017	Diluted EPS
GAAP net income	$195	$0.61	$177	$0.54	$316	$0.97	$684	$2.10
Non-GAAP adjustments:
Asset impairments	21	0.06	—	—	21	0.06	—	—
Intangible amortization	29	0.09	28	0.09	105	0.32	117	0.36
Business exit and divestiture costs	—	—	—	—	9	0.03	—	—
Transformational initiatives	11	0.03	7	0.02	25	0.08	12	0.04
Acquisition and integration costs	9	0.03	5	0.02	23	0.07	32	0.10
Pension settlement gain	—	—	—	—	(5)	(0.02)	(32)	(0.10)
Gain on step acquisition of Lasergen	—	—	—	—	(20)	(0.06)	—	—
NASD site costs	2	0.01	—	—	8	0.02	—	—
Special compliance costs	1	—	—	—	4	0.01	—	—
Other	2	0.01	—	—	(10)	(0.03)	5	0.02
Adjustment for Tax Reform	19	0.06	—	—	552	1.70	—	—
Adjustment for taxes (a)	(27)	(0.09)	1	—	(121)	(0.36)	(50)	(0.16)
Non-GAAP net income	$262	$0.81	$218	$0.67	$907	$2.79	$768	$2.36

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three months and year ended October 31, 2018 and 2017, management uses a non-GAAP effective tax rate of 18.0%.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, business exit and divestiture costs, transformational initiatives, acquisition and integration costs, pension settlement gain, gain on step acquisition of Lasergen, NASD site costs, special compliance costs, and adjustment for Tax Reform.

Asset impairments include assets that have been written down to their fair value.

Business exit and divestiture costs include costs associated with business divestitures.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing due to new tariffs and tariff remediation actions, small site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system, human resources and financial systems.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Pension settlement gain resulted from transfer of the substitutional portion of our Japanese pension plan to the government.

Gain on step acquisition of Lasergen resulted from the measurement at fair value of our equity interest held at the date of business combination.

NASD site costs include all the costs related to the expansion of our manufacturing of nucleic acid active pharmaceutical ingredients incurred prior to the commencement of commercial manufacturing.

Special compliance costs include costs associated with transforming our processes to implement new regulations such as the EU's General Data Protection Regulation (GDPR), revenue recognition and certain tax reporting requirements.

Other includes certain legal costs and settlements in addition to other miscellaneous adjustments.

Adjustment for Tax Reform primarily consists of an estimated provision of $499 million for U.S. transition tax and correlative items on deemed repatriated earnings of non-U.S. subsidiaries and an estimated provision of $53 million associated with the decrease in the U.S. corporate tax rate from 35% to 21% and its impact on our U.S. deferred tax assets and liabilities. The taxes payable associated with the transition tax, net of tax attributes, on deemed repatriation of foreign earnings is approximately $426 million, payable over 8 years.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Life Sciences and Applied Markets Group

	Q4'18	Q4'17
Revenues	$597	$550
Gross Margin, %	62.0%	61.1%
Income from Operations	$155	$131
Operating margin, %	25.9%	23.8%

Diagnostics and Genomics Group

	Q4'18	Q4'17
Revenues	$256	$235
Gross Margin, %	59.1%	55.6%
Income from Operations	$59	$51
Operating margin, %	23.3%	21.5%

Agilent CrossLab Group

	Q4'18	Q4'17
Revenues	$441	$404
Gross Margin, %	51.3%	49.6%
Income from Operations	$109	$92
Operating margin, %	24.7%	22.9%

Life Sciences and Applied Markets Group

	FY18	FY17
Revenues	$2,270	$2,081
Gross Margin, %	61.3%	60.2%
Income from Operations	$547	$468
Operating margin, %	24.1%	22.5%

Diagnostics and Genomics Group

	FY18	FY17
Revenues	$943	$860
Gross Margin, %	56.5%	55.2%
Income from Operations	$178	$168
Operating margin, %	18.9%	19.5%

Agilent CrossLab Group

	FY18	FY17
Revenues	$1,701	$1,531
Gross Margin, %	50.7%	49.5%
Income from Operations	$397	$338
Operating margin, %	23.3%	22.1%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to asset impairments, amortization of intangibles, business exit and divestiture costs, transformational initiatives, acquisition and integration costs, pension settlement gain, gain on step acquisition of Lasergen, NASD site costs, and special compliance costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q4'18	Q4'17	Year-over-Year % Change

Life Sciences and Applied Markets Group	$597	$550	8%

Diagnostics and Genomics Group	256	235	9%

Agilent CrossLab Group	441	404	9%

Agilent	$1,294	$1,189	9%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	Q4'18	Q4'17	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$596	$550	8%	9%	-1 ppt	$(6)

Diagnostics and Genomics Group	245	235	4%	5%	-1 ppt	(2)

Agilent CrossLab Group	435	404	8%	9%	-1 ppt	(7)

Agilent (Core)	$1,276	$1,189	7%	9%	-2 ppts	$(15)

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	FY18	FY17	Year-over-Year % Change

Life Sciences and Applied Markets Group	$2,270	$2,081	9%

Diagnostics and Genomics Group	943	860	10%

Agilent CrossLab Group	1,701	1,531	11%

Agilent	$4,914	$4,472	10%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	FY18	FY17	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Year Currency Impact (b)

Life Sciences and Applied Markets Group	$2,261	$2,081	9%	7%	2 ppts	$39

Diagnostics and Genomics Group	924	860	7%	5%	2 ppts	20

Agilent CrossLab Group	1,696	1,531	11%	8%	3 ppts	36

Agilent (Core)	$4,881	$4,472	9%	7%	2 ppts	$95

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current year currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.

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